Execution version 5727858v1 PETROQUEST ENERGY, INC. 10.00% SECOND LIEN SECURED SENIOR NOTES DUE 2021 SUBSIDIARY GUARANTORS _________________________ FIRST SUPPLEMENTAL INDENTURE Dated as of September 13, 2016 TO THE INDENTURE Dated as of February 17, 2016 _________________________ WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Collateral Trustee

5727858v1 FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 13, 2016, to the Indenture, dated as of February 17, 2016 (the “Base Indenture” and, as previously modified or amended prior to this Supplemental Indenture, the “Indenture”), among PETROQUEST ENERGY, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal office at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508, the Subsidiary Guarantors party thereto (the “Subsidiary Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee (the “Trustee”) and Collateral Trustee (in such capacity, together with its successors and assigns, the “Collateral Trustee”). WHEREAS, the Company, the Subsidiary Guarantors, the Trustee and the Collateral Trustee executed and delivered the Base Indenture providing for the issuance of $144,674,000 aggregate principal amount of the Company’s 10% Second Lien Secured Senior Notes Due 2021 (the “Notes”); WHEREAS, Section 9.02 of the Indenture provides that the Company, the Subsidiary Guarantors, the Trustee and the Collateral Trustee may amend the Indenture or the Notes with the written consent of Holders representing at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes), subject to certain exceptions; WHEREAS, the Company desires to enter into, and has requested the Trustee and the Collateral Trustee to join with it and the Subsidiary Guarantors in entering into, this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture; WHEREAS, the Company has made an offer (the “Exchange Offer”) to the registered holders of Existing Unsecured Notes and Holders of Notes to exchange, upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated August 25, 2016 (as amended, modified or supplemented, the “Offer to Exchange”), any and all of such holders’ outstanding Existing Unsecured Notes and outstanding Notes for the Company’s 10% Second Lien Secured Senior PIK Notes due 2021 and shares of common stock of the Company, each in amounts as specified in the Offer to Exchange; WHEREAS, in conjunction with the Exchange Offer, the Company has also solicited consents from the Holders of Notes for certain proposed amendments (the “Proposed Amendments”) to the Indenture and the Notes, which Proposed Amendments are contained in this Supplemental Indenture; and WHEREAS, (i) the Company has received the consent of the Holders of more than a majority in principal amount of the outstanding Notes to the Proposed Amendments, all as certified by an Officers’ Certificate delivered to the Trustee and the Collateral Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (ii) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by

-3- 5727858v1 Section 9.06 of the Indenture, and (iii) the Company and the Subsidiary Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Company, the Subsidiary Guarantors, the Trustee and the Collateral Trustee to enter into this Supplemental Indenture. NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of Notes, as follows: ARTICLE I AMENDMENTS TO THE INDENTURE AND THE NOTES Section 1.1 Amendments to Section 1.01 of the Indenture. Section 1.01 of the Indenture is hereby amended by: (a) amending and restating the definition of “Borrowing Base” in its entirety as follows: “Borrowing Base” means the maximum amount in U.S. dollars determined or re-determined by the lenders under the Priority Lien Credit Agreement as the aggregate lending value to be ascribed to the Oil and Gas Properties of the Company and the Subsidiary Guarantors against which commercial banks or one or more entities that are beneficial owners of New Notes or the Securities or affiliates of such entities are prepared to provide loans or other Indebtedness to the Company and the Subsidiary Guarantors under the Priority Lien Credit Agreement, using their customary practices and standards for determining reserve-based loans and which are generally applied by commercial banks or one or more entities that are beneficial owners of New Notes or the Securities or affiliates of such entities to borrowers in the Oil and Gas Business, as determined either quarterly or semi-annually during each year and/or on such other occasions as may be provided for by the Priority Lien Credit Agreement, and which is based upon, inter alia, the review by such lenders of the Hydrocarbon reserves, royalty interests and assets and liabilities of the Company and the Subsidiary Guarantors. (b) amending and restating the definition of “Credit Facility” in its entirety as follows: “Credit Facility” means one or more debt facilities (including, without limitation, the Priority Lien Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements in each case provided by one or more commercial banks or one or more entities that are beneficial owners of New Notes or the Securities or affiliates of such entities providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to the lenders or to special purpose entities formed to borrow from the

-4- 5727858v1 lenders against such receivables), letters of credit, capital markets financings and/or private placements involving bonds or other debt securities, or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time, including without limitation any amendment increasing the amount of Debt Incurred or available to be borrowed thereunder, extending the maturity of any Debt Incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders). (c) amending and restating item (19) in the definition of “Permitted Liens” in its entirety as follows: (19) Liens securing Refinancing Indebtedness of the Company or any Subsidiary Guarantor, provided to the extent such Indebtedness was Incurred to Refinance the Securities such Indebtedness constitutes Parity Lien Debt, Junior Lien Debt or unsecured Debt; and (d) amending and restating the definition of “Required Parity Lien Debtholders” in its entirety as follows: “Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the provisions of the Collateral Trust Agreement. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding. (e) adding the following new definitions immediately after the definition of “Net Working Capital”: “New Notes” means the Company’s 10% Second Lien Secured Senior PIK Notes due 2021 issued upon closing of the New Notes Exchange Offer. “New Notes Exchange Offer” means the Company’s August 2016 Exchange Offers and Consent Solicitation offerings to exchange New Notes and shares of the Company’s common stock for the Securities and Existing Unsecured Notes, as the same may be amended. “New Notes Indenture” means that certain indenture under which the New Notes are initially issued upon closing of the New Notes Exchange Offer. (f) adding the following new definition immediately after the definition of “PetroQuest L.L.C.”:

-5- 5727858v1 “PIK Payments” means increases in the principal amount of the New Notes and the issuance of additional certificated New Notes to existing holders of certificated New Notes, in each case to the extent required or permitted under the New Notes Indenture, at the Company’s election on one or more of the first three interest payment dates for the New Notes following the initial issuance of the New Notes upon closing of the New Notes Exchange Offer. Section 1.2 Amendment to Section 4.03(b)(1) of the Indenture. Section 4.03(b)(1) of the Indenture is hereby amended and restated in its entirety as follows: (1) Indebtedness Incurred by the Company and Subsidiary Guarantors pursuant to any Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $50.0 million, (B) the Borrowing Base in effect at the time of the Incurrence and (C) 30% of Modified ACNTA determined at the time of Incurrence; provided further, however, that for the avoidance of doubt, the proceeds of any such Credit Facility may be used to purchase or redeem the Existing Unsecured Notes; Section 1.3 Amendment to Section 4.03(b)(3) of the Indenture. Section 4.03(b)(3) of the Indenture is hereby amended and restated in its entirety as follows: (3) (a) the Securities, (b) the New Notes issued on the initial issuance date of the New Notes, (c) any PIK Payments and Guarantees thereof, (d) Additional Securities and other Parity Lien Debt (other than PIK Payments on the New Notes) not to exceed (for purposes of this clause (3)(d) only) the greater of (i) $350.0 million less (A) $53,626,575, such amount being the aggregate amount of cash that was paid to holders of the Existing Unsecured Notes in connection with the Company’s February 2016 exchange of Existing Unsecured Notes for Securities (excluding cash that was paid to the exchanging holders of Existing Unsecured Notes as premium or accrued and unpaid interest on such exchanged Existing Unsecured Notes), (B) the aggregate principal amount of the New Notes issued on the initial issuance date of the New Notes and (C) the aggregate principal amount of the Securities remaining outstanding following the closing of the New Notes Exchange Offer and (ii) 30% of Modified ACNTA determined at the time of the Incurrence, unless such issuance of Additional Securities or other Parity Lien Debt is associated with an Approved Acquisition and (e) Guarantees of Indebtedness permitted to be Incurred under this clause (3); provided, however, any Parity Lien Debt issued after the Issue Date pursuant to this clause (3) shall not have a Stated Maturity any earlier than the Stated Maturity of the Securities; Section 1.4 Amendment to Section 9.01 of the Indenture. Section 9.01 of the Indenture is hereby amended by deleting the word “or” at the end of item (12) thereof, replacing

-6- 5727858v1 the period at the end of item (13) thereof and replacing it with “; or”, and by adding a new item (14) as follows: (14) to provide for the issuance of the New Notes and the making of PIK Payments. ARTICLE II MISCELLANEOUS PROVISIONS Section 2.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture. Section 2.2 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument. Section 2.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 2.4 Successors. All agreements of the Company and the Subsidiary Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. Section 2.5 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Section 2.6 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 2.7 Trustee Disclaimer. The Trustee and the Collateral Trustee accept the amendments of the Indenture effected by this Supplemental Indenture and agree to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and the Collateral Trustee, which terms and provisions shall in like

-7- 5727858v1 manner define and limit the Trustee’s and the Collateral Trustee’s liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee and the Collateral Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantors, and the Trustee and the Collateral Trustee make no representation with respect to any such matters. Additionally, the Trustee and the Collateral Trustee make no representations as to the validity or sufficiency of this Supplemental Indenture. Section 2.8 Effectiveness. The Proposed Amendments effected by this Supplemental Indenture shall take effect on the date hereof, provided that each of the parties hereto shall have executed and delivered this Supplemental Indenture; provided, however, that the Proposed Amendments shall be operative only upon, and simultaneously with, and shall have no force and effect prior to, the Company’s notification to the Trustee, the Collateral Trustee and the Exchange Agent (as defined in the Offer to Exchange) of its acceptance for exchange of at least a majority in aggregate principal amount of the Notes then outstanding in accordance with the terms of the Exchange Offer. Section 2.9 Supplemental Indenture Controls. In the event there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control. Section 2.10 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof. [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[Signature Page to First Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above. PETROQUEST ENERGY, INC. By: /s/ J. Bond Clement Name: J. Bond Clement Title: Executive Vice President, Chief Financial Officer and Treasurer SUBSIDIARY GUARANTORS: PETROQUEST ENERGY, L.L.C. By: /s/ J. Bond Clement Name: J. Bond Clement Title: Executive Vice President, Chief Financial Officer and Treasurer TDC ENERGY LLC By: /s/ J. Bond Clement Name: J. Bond Clement Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture] TRUSTEE AND COLLATERAL TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION By: /s/ Shawn Goffinet Name: Shawn Goffinet Title: Assistant Vice President